EXHIBIT 99


                          CHARTWELL INTERNATIONAL, INC.
                              ANNOUNCES $10,500,000
                        PRIVATE PLACEMENT OF COMMON STOCK

Charleston, WV - July 11, 2005 Chartwell International, Inc. (OTCBB: CHWN) ("Chartwell") today announced that it has entered into definitive agreements with leading European institutional and accredited investors to purchase up to approximately $10,500,000 of its shares of common stock through a private placement.

David C. Adams, Esq. and Imre Eszenyi, Directors of Chartwell, stated: "With this financing, we believe we have solidified our financial position to proceed on the execution of our strategic business plan, and will have sufficient working capital to fully fund operations to be acquired. We are very pleased with this vote of confidence from the global financial community."

In connection with this financing, Chartwell has agreed to prepare and file a registration statement covering the resale of the common stock purchased by the investors in the private placement following its fiscal year end audit. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares. The private placement was mainly conducted by Chartwell with Orchestra Finance LLP who referred investors to Chartwell for this transaction.

For additional information, please refer to Chartwell's current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.

Chartwell International, Inc. is a company focused on the natural resources and environmental industries, including related infrastructures, and evaluates opportunities for expansion within those industries through acquisition or other strategic relationships that focus on waste by rail services, logistics, equipment, transportation and disposal options, including landfill management.
NOTE: The foregoing is news relating to Chartwell and contains forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to Chartwell or its management are intended to identify such forward-looking statements. Chartwell 's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to Chartwell 's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

                       For additional information contact:
                          Imre Eszenyi, Vice President
                          Chartwell International, Inc.
                          1124 Smith Street, Suite 304
                              Charleston, WV 25301
                                 (304) 345-8700